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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use, in this Registration Statement on Form S-4, of our report dated March 10, 1998, relating to the consolidated financial statements of Express Capital Concepts, Inc. and Subsidiary for the years ended December 31, 1997, 1996 and 1995 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                          /s/ ANGELL & DEERING

                                          Angell & Deering
                                          Certified Public Accountants

Denver, Colorado
October 13, 1998